EXHIBIT 5-a


            [Letterhead of Friday, Eldredge & Clark]

                                    July  15, 1998


Dillard's, Inc.
1600 Cantrell Road
Little Rock, Arkansas 72201

          Re:  Dillard's, Inc.
          Dillard's Capital Trust I, Dillard's Capital Trust II,
          Dillard's Capital Trust III, Dillard's Capital Trust IV and Dillard's Capital Trust V
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Dillard's, Inc., a Delaware corporation (the "Company") and depositor of Dillard's Capital Trust I, Dillard's Capital Trust II, Dillard's Capital Trust III, Dillard's Capital Trust IV and Dillard's Capital Trust V, each a statutory business trust formed under the laws of the State of Delaware (each, an "Issuer Trust" and, collectively, the Issuer Trusts), in connection with a Registration Statement (the "Registration Statement") on Form S-3 filed by the Company and the Issuer Trusts on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of Class A Common Stock and Preferred Stock of the Company (the "Equity Securities"), Debt Securities of the Company (the "Debt Securities"), Capital Securities of the Issuer Trusts (the "Capital Securities") and Guarantees of the Company with respect to the Capital Securities (the "Guarantees").

     The Debt Securities are to be issued from time to time as either (a) senior indebtedness of the Company under an indenture dated as of May 15, 1988, as supplemented by a First Supplemental Indenture dated as of December 16, 1988, a Second Supplemental Indenture dated as of September 14, 1990, and a Third Supplemental Indenture to be entered into (the "Third Supplemental Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Senior Debt Trustee") (such indenture as so supplemented the "Senior Indenture"), and (b) subordinated indebtedness of the Company under an indenture to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures").

     The Capital Securities of each Issuer Trust will be issued pursuant an Amended and Restated Trust Agreement (the "Trust Agreement") of such Issuer Trust to be entered into among the Company, as depositor of such Issuer Trust, The Chase Manhattan Bank, as property trustee, Chase Manhattan Bank Delaware, as Delaware trustee, two individuals selected by the holders of the Common Securities issued by such Issuer Trust as administrators with respect to such Issuer Trust and the holders of the Common Securities and the Capital Securities of such Issuer Trust.

     The  forms   of  the Indentures,  the Trust Agreements,  the
Guarantees and the Debt Securities are filed or incorporated by reference as exhibits to the Registration Statement.

     In rendering this opinion, we have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In addition, in rendering this opinion, we have assumed the authorization, execution and delivery of the Indentures, the Trust Agreements and the Guarantees by all parties other than the Company. As to any facts material to this opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid records, certificates and documents.

     Based    upon  the   foregoing,   and  having   regard   for
such legal considerations as we have deemed relevant, we are of the opinion that:

     (i) when an Equity Security has been duly paid for by the purchaser thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), all required corporate action of the Company will have been taken with respect to the issuance and sale of such Equity Security, and such Equity Security will be validly issued, fully paid and non-assessable;

     (ii)    the    Third     Supplemental    Indenture,      the
Subordinated Indenture, the Debt Securities and the Guarantees have been duly authorized by the Company;

     (iii) when a Debt Security has been duly executed and issued in accordance with the provisions of the applicable Indenture, and duly paid for by the purchaser thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), all required corporate action of the Company will have been taken with respect to the issuance and sale of such Debt Security, and such Debt Security will have been validly issued and will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms; and

     (iv)  when   a  Guarantee   has  been   duly   executed  and
delivered by the Company, all corporate actions of the Company will have been taken with respect to the issuance of such Guarantee, and such Guarantee will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms.

     We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                                Very truly yours,

                              /s/ Friday, Eldredge & Clark

                               FRIDAY, ELDREDGE & CLARK